Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders

Winn-Dixie Stores, Inc.:

We consent to the use of our reports dated August 25, 2008, with respect to the consolidated balance sheets of Winn-Dixie Stores, Inc. and subsidiaries (the Company) as of June 25, 2008 and June 27, 2007, and the related consolidated statements of operations, shareholders’ equity (deficit), and cash flows for the year ended June 25, 2008 (Successor Company), the 32 weeks ended June 27, 2007 (Successor Company), the 20 weeks ended November 15, 2006 (Predecessor Company), and the year ended June 28, 2006 (Predecessor Company), and the related financial statement schedule II, and the effectiveness of internal control over financial reporting as of June 25, 2008, incorporated herein by reference in this Registration Statement on Form S-8 of Winn-Dixie Stores, Inc.

Our report on the consolidated financial statements, which appears in the June 25, 2008 Annual Report on Form 10-K of Winn-Dixie Stores, Inc., contains explanatory paragraphs that state: 1) The Company filed a petition for reorganization under Chapter 11 of the United States Bankruptcy Code on February 21, 2005. The Company’s plan of reorganization became effective and the Company emerged from bankruptcy protection on November 21, 2006. In connection with its emergence from bankruptcy, the Successor Company Winn-Dixie Stores, Inc. adopted fresh-start reporting in conformity with AICPA Statement of Position 90-7, “Financial Reporting by Entities in Reorganization Under the Bankruptcy Code” effective as of November 15, 2006; 2) In connection with the adoption of fresh-start reporting, the Company early adopted the provisions of the Financial Accounting Standards Board Interpretation No. 48, “Accounting for Income Tax Uncertainties”; 3) In connection with the adoption of fresh-start reporting, the Company early adopted the provisions of the Financial Accounting Standards Board’s Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans”; 4) The Company adopted the provisions of the Financial Accounting Standards Board Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations” as of June 28, 2006; and 5) The Company adopted the provisions of the Financial Accounting Standards Board’s Statement of Financial Accounting Standards No. 123R, “Share-Based Payment,” and changed its method for accounting for share-based payments as of June 30, 2005.

/s/ KPMG LLP

Jacksonville, Florida
Certified Public Accountants
December 10, 2008

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